Exhibit 99.1

NEWS

CONTACT:     Brian J. Richardson
UNIVEST FINANCIAL CORPORATION
Chief Financial Officer
215-721-2446, richardsonb@univest.net

FOR IMMEDIATE RELEASE

UNIVEST FINANCIAL CORPORATION
REPORTS FOURTH QUARTER AND 2022 RESULTS
(2022 Loan Growth of 16.0% (excluding PPP1 loans))

SOUDERTON, Pa., January 25, 2023 - Univest Financial Corporation (“Univest” or the "Corporation") (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. and its insurance, investments and equipment financing subsidiaries, announced net income for the quarter ended December 31, 2022 was $23.8 million, or $0.81 diluted earnings per share, compared to net income of $17.4 million, or $0.59 diluted earnings per share, for the quarter ended December 31, 2021.

One-Time Items
The financial results for the quarter included bank owned life insurance ("BOLI") death benefit claims of $526 thousand, which represented $0.02 diluted earnings per share. Restructuring charges of $184 thousand were recognized in the fourth quarter related to the consolidation of two financial centers.

Loans
Gross loans and leases, excluding Paycheck Protection Program ("PPP") loans1, increased $842.8 million, or 16.0%, from December 31, 2021, primarily due to increases in commercial, commercial real estate, construction, residential mortgage loans, and lease financings. Gross loans and leases, excluding PPP loans, increased $274.0 million, or 18.8% (annualized), from September 30, 2022, primarily due to increases in commercial, commercial real estate, construction, residential mortgage loans, and lease financings.
1 Non-GAAP metric. A reconciliation of this and other non-GAAP financial measures is included at the end of this document.

Deposits
Total deposits decreased $151.3 million, or 2.5%, from December 31, 2021, primarily due to decreases in commercial, consumer and public funds deposits partially offset by an increase in brokered deposits. Total deposits increased $116.8 million, or 8.0% (annualized), from September 30, 2022, primarily due to increases in commercial, consumer and brokered deposits partially offset by decreases in public funds deposits.

Net Interest Income and Margin
Net interest income of $61.9 million for the three months ended December 31, 2022 increased $3.7 million, or 6.3%, from the three months ended September 30, 2022, and $14.4 million, or 30.3%, from the three months ended December 31, 2021. The increase in net interest income for the three months ended December 31, 2022 compared to the same period of 2021 and the prior quarter was largely due to significant loan growth, the rapid increase in interest rates and the asset sensitivity of the Corporation's balance sheet, offset by an increase in costs of funds.

Net interest margin, on a tax-equivalent basis, was 3.76% for the fourth quarter of 2022, compared to 3.67% for the third quarter of 2022 and 2.86% for the fourth quarter of 2021. Excess liquidity reduced net interest margin by approximately one basis point for the quarter ended December 31, 2022 compared to one basis point for the quarter ended September 30, 2022 and 43 basis points for the quarter ended December 31, 2021. PPP loans had no impact on net interest margin for the quarters ended December 31, 2022 and September 30, 2022 and had a favorable impact on net interest margin of eight basis points for the quarter ended December 31, 2021. Excluding the impact of excess liquidity and PPP loans, the net interest margin, on a tax-equivalent basis, was 3.77% for the quarter ended December 31, 2022 compared to 3.68% for the quarter ended September 30, 2022 and 3.21% for the quarter ended December 31, 2021.

Noninterest Income
Noninterest income for the quarter ended December 31, 2022 was $20.5 million, an increase of $1.3 million, or 6.6%, from the comparable period in the prior year.

Investment advisory commission and fee income increased $700 thousand, or 14.3%, for the quarter ended December 31, 2022 compared to the comparable period in the prior year. This increase was primarily due to a $1.2 million adjustment in the quarter for previously unrecorded revenue of which $815 thousand related to the first nine months of 2022. This adjustment was partially offset by decreased income driven by reduced assets under management due to market volatility. Insurance commission and fee income increased $698 thousand, or 18.7%, for the quarter ended December 31, 2022 compared to the comparable period in the prior year, primarily due to incremental revenue attributable to the acquisition of the Paul I. Sheaffer insurance agency in the fourth quarter of 2021.

Other income increased $1.2 million, or 114.7%, for the quarter ended December 31, 2022 compared to the comparable period in the prior year due to a $1.1 million increase in interest rate swap income.

BOLI increased $511 thousand, or 71.1%, for the quarter ended December 31, 2022 compared to the comparable period in the prior year, primarily due to death benefit claims as previously discussed.

Net gain on mortgage banking activities decreased $2.1 million, or 82.7%, for the quarter ended December 31, 2022 compared to the comparable period in the prior year, primarily due to a decrease in loan sales and a contraction of gain on sale margins.

Noninterest Expense
Noninterest expense for the quarter ended December 31, 2022 was $47.3 million, an increase of $4.0 million, or 9.2%, from the comparable period in the prior year. The results for the three months ended December 31, 2022 included approximately $434 thousand in expenses related to our digital transformation initiative, a comprehensive digital platform which will blend our core operating systems together and allow Univest to personalize experiences and seamlessly deliver existing products and services, digitally, across an expanded footprint.

Salaries, benefits and commissions increased $1.7 million, or 6.0%, for the quarter ended December 31, 2022 compared to the comparable period in the prior year. This increase reflects the insurance acquisition in the fourth quarter of 2021, our expansion into Maryland and Western Pennsylvania, and annual merit increases.

Data processing expenses increased $684 thousand, or 20.4%, for the quarter ended December 31, 2022 compared to the comparable period in the prior year, primarily due to continued investments in technology, general price increases, and $206 thousand in support of the previously discussed digital transformation initiative for the respective period.

Restructuring charges increased $184 thousand for the quarter ended December 31, 2022 compared to the comparable period in the prior year as previously discussed.

Other expense increased $1.2 million, or 21.3%, for the quarter compared to the comparable period in the prior year primarily due to increases in travel and entertainment expenses of $228 thousand for the quarter and $430 thousand of fraud losses.

Tax Provision
The effective income tax rate was 19.6% for the year ended December 31, 2022, compared to an effective income tax rate of 19.7% for the year ended December 31, 2021. The effective tax rate for the year ended December 31, 2022 and 2021 reflects the benefits of tax-exempt income from investments in municipal securities and loans and leases.

Asset Quality and Provision for Credit Losses
Nonperforming assets were $33.5 million at December 31, 2022, compared to $33.0 million at September 30, 2022 and $34.0 million at December 31, 2021.

Net loan and lease charge-offs were $908 thousand and $1.2 million for the three months ended December 31, 2022 and September 30, 2022, respectively, compared to net loan and lease recoveries of $243 thousand for the three months ended December 31, 2021. Net loan and lease charge-offs were $3.9 million and $213 thousand for the year ended December 31, 2022 and December 31, 2021, respectively.

The provision for credit losses was $5.4 million for the three months ended December 31, 2022 compared to a provision for credit losses of $3.6 million and $1.4 million for the three months ended September 30, 2022 and December 31, 2021, respectively. The provision for credit losses was $12.2 million for the year ended December 31, 2022 compared to a reversal of provision for credit losses of $10.1 million for the comparable period in the prior year. The allowance for credit losses on loans and leases as a percentage of loans and leases held for investment was 1.29% at December 31, 2022 compared to 1.28% at September 30, 2022 and 1.35% at December 31, 2021.

Dividend
On January 25, 2023, Univest declared a quarterly cash dividend of $0.21 per share to be paid on February 22, 2023 to shareholders of record as of February 8, 2023.

Conference Call
Univest will host a conference call to discuss fourth quarter 2022 results on Thursday, January 26, 2023 at 9:00 a.m. EST. Participants may preregister at https://www.netroadshow.com/events/login?show=789ec9e7&confId=45853. The general public can access the call by dialing 1-844-200-6205; using Access Code 610261. A replay of the conference call will be available through February 23, 2023 by dialing 1-866-813-9403; using Access Code: 720149.

About Univest Financial Corporation
Univest Financial Corporation (UVSP), including its wholly-owned subsidiary Univest Bank and Trust Co., Member FDIC, has approximately $7.2 billion in assets and $4.2 billion in assets under management and supervision through its Wealth Management lines of business at December 31, 2022. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations primarily in the Mid-Atlantic Region. Univest delivers these services through a network of more than 50 offices and online at www.univest.net.
# # #
This press release and the reports Univest files with the Securities and Exchange Commission often contain "forward-looking statements" relating to trends or factors affecting the financial services industry and, specifically, the financial condition and results of operations, business, prospects and strategies of Univest. These forward-looking statements involve certain risks and uncertainties in that there are a number of important factors that could cause Univest's future financial condition, results, business, prospects or strategies to differ materially from those expressed or implied by the forward-looking statements. These factors include, but are not limited to: (1) competition; (2) inflation and/or changes in interest rates, which may adversely impact our margins and yields, reduce the fair value of our financial instruments, reduce our loan originations or lead to higher operating costs; (3) changes in asset quality, prepayment speeds, loan sale volumes, charge-offs and/or credit loss provisions; (4) changes in economic conditions nationally and in our market; (5) economic assumptions that may impact our allowance for credit losses calculation; (6) legislative, regulatory, accounting or tax changes; (7) technological issues that may adversely affect our operations or those of our customers; (8) changes in the securities markets; (9) the continuing effects resulting from the COVID-19 pandemic on our business and results of operation; (10) the current or anticipated impact of military conflict, terrorism or other geopolitical events; (11) potential recessionary conditions and/or (12) risk factors mentioned in the reports and registration statements Univest files with the Securities and Exchange Commission.

(UVSP - ER)

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
December 31, 2022
(Dollars in thousands)

Balance Sheet (Period End)	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
ASSETS
Cash and due from banks	$84,176	$65,859	$59,590	$57,307	$49,202
Interest-earning deposits with other banks	68,623	47,451	35,187	716,474	840,948
Cash and cash equivalents	152,799	113,310	94,777	773,781	890,150
Investment securities held-to-maturity	154,727	159,170	159,808	166,339	176,983
Investment securities available for sale, net of allowance for credit losses	350,256	347,479	351,382	349,994	317,007
Investments in equity securities	2,579	2,994	2,934	2,569	2,999
Federal Home Loan Bank, Federal Reserve Bank and other stock, at cost	33,841	29,475	29,116	26,330	28,186
Loans held for sale	5,037	9,087	8,352	14,521	21,600
Loans and leases held for investment	6,123,230	5,849,259	5,661,777	5,400,786	5,310,017
Less: Allowance for credit losses, loans and leases	(79,004)	(74,929)	(72,011)	(68,286)	(71,924)
Net loans and leases held for investment	6,044,226	5,774,330	5,589,766	5,332,500	5,238,093
Premises and equipment, net	50,939	50,533	50,080	50,429	56,882
Operating lease right-of-use assets	30,059	30,654	30,929	30,498	30,407
Goodwill	175,510	175,510	175,510	175,510	175,510
Other intangibles, net of accumulated amortization	11,384	11,650	11,728	11,784	11,848
Bank owned life insurance	120,297	120,035	120,103	119,398	118,699
Accrued interest and other assets	90,362	83,170	76,328	54,087	54,057
Total assets	$7,222,016	$6,907,397	$6,700,813	$7,107,740	$7,122,421

LIABILITIES
Noninterest-bearing deposits	$2,037,562	$1,968,422	$2,062,538	$2,136,467	$2,065,423
Interest-bearing deposits:	3,866,263	3,818,554	3,500,510	3,911,465	3,989,701
Total deposits	5,903,825	5,786,976	5,563,048	6,047,932	6,055,124
Short-term borrowings	197,141	80,711	97,606	18,976	20,106
Long-term debt	95,000	95,000	95,000	95,000	95,000
Subordinated notes	148,260	99,107	99,030	98,952	98,874
Operating lease liabilities	33,153	33,718	33,951	33,566	33,453
Accrued expenses and other liabilities	68,137	57,698	48,253	39,459	46,070
Total liabilities	6,445,516	6,153,210	5,936,888	6,333,885	6,348,627

SHAREHOLDER'S EQUITY
Common stock, $5 par value: 48,000,000 shares authorized and 31,556,799 shares issued	157,784	157,784	157,784	157,784	157,784
Additional paid-in capital	300,808	299,791	298,800	297,945	299,181
Retained earnings	428,637	410,942	396,295	389,332	375,124
Accumulated other comprehensive loss, net of tax benefit	(62,104)	(64,985)	(42,781)	(31,909)	(16,353)
Treasury stock, at cost	(48,625)	(49,345)	(46,173)	(39,297)	(41,942)
Total shareholders’ equity	776,500	754,187	763,925	773,855	773,794
Total liabilities and shareholders’ equity	$7,222,016	$6,907,397	$6,700,813	$7,107,740	$7,122,421

	For the three months ended,					For the twelve months ended,
Balance Sheet (Average)	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	12/31/2022	12/31/2021
Assets	$7,019,381	$6,797,466	$6,962,401	$7,047,980	$7,088,289	$6,956,292	$6,655,443
Investment securities, net of allowance for credit losses	505,717	517,335	515,741	522,128	469,588	515,192	406,463
Loans and leases, gross	5,979,581	5,752,119	5,520,580	5,344,698	5,255,279	5,651,265	5,322,475
Deposits	5,837,823	5,645,291	5,903,173	5,984,815	6,041,798	5,841,832	5,591,195
Shareholders' equity	767,192	773,099	771,410	774,358	762,334	771,499	734,456

Univest Financial Corporation
Consolidated Summary of Loans by Type and Asset Quality Data (Unaudited)
December 31, 2022
(Dollars in thousands)

Summary of Major Loan and Lease Categories (Period End)	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Commercial, financial and agricultural	$1,086,781	$1,052,733	$1,028,354	$932,485	$956,396
Paycheck Protection Program	2,147	2,207	5,358	10,298	31,748
Real estate-commercial	3,027,955	2,936,204	2,870,286	2,816,737	2,718,535
Real estate-construction	381,811	329,915	319,449	285,083	283,918
Real estate-residential secured for business purpose	478,254	443,837	419,652	412,486	409,900
Real estate-residential secured for personal purpose	730,395	685,771	629,144	568,735	540,566
Real estate-home equity secured for personal purpose	176,699	175,843	168,536	160,134	158,909
Loans to individuals	27,873	26,679	27,061	26,249	25,504
Lease financings	211,315	196,070	193,937	188,579	184,541
Total loans and leases held for investment, net of deferred income	6,123,230	5,849,259	5,661,777	5,400,786	5,310,017
Less: Allowance for credit losses, loans and leases	(79,004)	(74,929)	(72,011)	(68,286)	(71,924)
Net loans and leases held for investment	$6,044,226	$5,774,330	$5,589,766	$5,332,500	$5,238,093

Asset Quality Data (Period End)	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Nonaccrual loans and leases, including nonaccrual troubled debt restructured loans and leases	$13,353	$13,620	$13,355	$30,876	$33,210
Accruing loans and leases 90 days or more past due	875	416	2,784	274	498
Accruing troubled debt restructured loans and leases	49	50	50	51	51
Total nonperforming loans and leases	14,277	14,086	16,189	31,201	33,759
Other real estate owned	19,258	18,960	18,604	279	279
Total nonperforming assets	$33,535	$33,046	$34,793	$31,480	$34,038
Nonaccrual loans and leases / Loans and leases held for investment	0.22%	0.23%	0.24%	0.57%	0.63%
Nonperforming loans and leases / Loans and leases held for investment	0.23%	0.24%	0.29%	0.58%	0.64%
Nonperforming assets / Total assets	0.46%	0.48%	0.52%	0.44%	0.48%

Allowance for credit losses, loans and leases	$79,004	$74,929	$72,011	$68,286	$71,924
Allowance for credit losses, loans and leases / Loans and leases held for investment	1.29%	1.28%	1.27%	1.26%	1.35%
Allowance for credit losses, loans and leases / Loans and leases held for investment, excluding Paycheck Protection Program loans (1)	1.29%	1.28%	1.27%	1.27%	1.36%
Allowance for credit losses, loans and leases / Nonaccrual loans and leases held for investment	591.66%	550.14%	539.21%	221.16%	216.57%
Allowance for credit losses, loans and leases / Nonperforming loans and leases held for investment	553.37%	531.94%	444.81%	218.86%	213.05%

	For the three months ended,					For the twelve months ended,
	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	12/31/2022	12/31/2021
Net loan and lease charge-offs (recoveries)	$908	$1,196	$1,715	$76	$(243)	$3,895	$213
Net loan and lease charge-offs (recoveries) (annualized)/Average loans and leases	0.06%	0.08%	0.12%	0.01%	(0.02)%	0.07%	—%
(1) Non-GAAP metric. A reconciliation of this and other non-GAAP financial measures is included at the end of this document.

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
December 31, 2022
(Dollars in thousands, except per share data)
	For the three months ended,					For the twelve months ended,
For the period:	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	12/31/2022	12/31/2021
Interest income	$77,401	$66,877	$56,717	$51,198	$52,262	$252,193	$209,731
Interest expense	15,485	8,627	5,246	4,538	4,737	33,896	21,348
Net interest income	61,916	58,250	51,471	46,660	47,525	218,297	188,383
Provision (reversal of provision) for credit losses	5,416	3,558	6,674	(3,450)	1,392	12,198	(10,132)
Net interest income after provision for credit losses	56,500	54,692	44,797	50,110	46,133	206,099	198,515
Noninterest income:
Trust fee income	1,808	1,835	1,998	2,102	2,086	7,743	8,403
Service charges on deposit accounts	1,575	1,522	1,574	1,504	1,486	6,175	5,504
Investment advisory commission and fee income	5,585	4,199	4,812	5,152	4,885	19,748	18,936
Insurance commission and fee income	4,424	4,442	4,629	5,570	3,726	19,065	16,357
Other service fee income	3,236	3,124	3,309	2,756	2,759	12,425	10,275
Bank owned life insurance income	1,230	1,153	705	699	719	3,787	3,981
Net gain on sales of investment securities	—	—	—	30	5	30	145
Net gain on mortgage banking activities	436	817	1,230	1,929	2,518	4,412	15,141
Other income	2,164	867	741	728	1,008	4,500	4,482
Total noninterest income	20,458	17,959	18,998	20,470	19,192	77,885	83,224
Noninterest expense:
Salaries, benefits and commissions	29,028	29,400	29,133	28,245	27,374	115,806	104,191
Net occupancy	2,551	2,504	2,422	2,716	2,477	10,193	10,397
Equipment	977	968	977	982	985	3,904	3,899
Data processing	4,039	3,901	3,708	3,567	3,355	15,215	12,743
Professional fees	1,829	2,521	2,844	2,138	1,750	9,332	7,687
Marketing and advertising	739	605	693	425	683	2,462	2,063
Deposit insurance premiums	708	662	812	893	698	3,075	2,712
Intangible expenses	301	309	342	341	267	1,293	979
Restructuring charges	184	—	—	—	—	184	—
Other expense	6,970	5,795	6,440	6,105	5,746	25,310	22,738
Total noninterest expense	47,326	46,665	47,371	45,412	43,335	186,774	167,409
Income before taxes	29,632	25,986	16,424	25,168	21,990	97,210	114,330
Income tax expense	5,796	5,185	3,258	4,851	4,578	19,090	22,529
Net income	$23,836	$20,801	$13,166	$20,317	$17,412	$78,120	$91,801
Net income per share:
Basic	$0.82	$0.71	$0.45	$0.69	$0.59	$2.66	$3.12
Diluted	$0.81	$0.71	$0.45	$0.68	$0.59	$2.64	$3.11
Dividends declared per share	$0.21	$0.21	$0.21	$0.20	$0.20	$0.83	$0.80
Weighted average shares outstanding	29,251,293	29,290,829	29,490,154	29,542,467	29,471,304	29,392,606	29,402,845
Period end shares outstanding	29,271,915	29,242,451	29,365,775	29,636,425	29,500,542	29,271,915	29,500,542

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
December 31, 2022

	For the three months ended,					For the twelve months ended,
Profitability Ratios (annualized)	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	12/31/2022	12/31/2021
Return on average assets	1.35%	1.21%	0.76%	1.17%	0.97%	1.12%	1.38%
Return on average assets, excluding restructuring charges (1)	1.36%	1.21%	0.76%	1.17%	0.97%	1.13%	1.38%
Return on average shareholders' equity	12.33%	10.67%	6.85%	10.64%	9.06%	10.13%	12.50%
Return on average shareholders' equity, excluding restructuring charges (1)	12.40%	10.67%	6.85%	10.64%	9.06%	10.14%	12.50%
Return on average tangible common equity (1)(3)	16.23%	14.06%	9.10%	14.04%	11.93%	13.36%	16.55%
Return on average tangible common equity, excluding restructuring charges (1)(3)	16.33%	14.06%	9.10%	14.04%	11.93%	13.39%	16.55%
Net interest margin (FTE)	3.76%	3.67%	3.19%	2.89%	2.86%	3.38%	3.06%
Efficiency ratio (2)	56.9%	60.6%	66.6%	67.0%	64.3%	62.4%	60.9%
Efficiency ratio, excluding restructuring charges (1)(2)	56.7%	60.6%	66.6%	67.0%	64.3%	62.4%	60.9%

Capitalization Ratios
Dividends declared to net income	25.8%	29.6%	47.1%	29.1%	33.9%	31.2%	25.6%
Shareholders' equity to assets (Period End)	10.75%	10.92%	11.40%	10.89%	10.86%	10.75%	10.86%
Tangible common equity to tangible assets (1)	8.49%	8.55%	8.97%	8.58%	8.56%	8.49%	8.56%
Common equity book value per share	$26.53	$25.79	$26.01	$26.11	$26.23	$26.53	$26.23
Tangible common equity book value per share (1)	$20.42	$19.67	$19.91	$20.06	$20.14	$20.42	$20.14

Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	9.81%	9.87%	9.45%	9.35%	9.13%	9.81%	9.13%
Common equity tier 1 risk-based capital ratio	10.37%	10.51%	10.62%	11.07%	11.08%	10.37%	11.08%
Tier 1 risk-based capital ratio	10.37%	10.51%	10.62%	11.07%	11.08%	10.37%	11.08%
Total risk-based capital ratio	13.67%	13.10%	13.23%	13.73%	13.77%	13.67%	13.77%
(1) Non-GAAP metric. A reconciliation of this and other non-GAAP financial measures is included at the end of this document.
(2) Noninterest expense to net interest income before loan loss provision plus noninterest income adjusted for tax equivalent income.
(3) Net income before amortization of intangibles to average tangible common equity.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended,
Tax Equivalent Basis	December 31, 2022			September 30, 2022
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$57,059	$487	3.39%	$49,476	$252	2.02%
U.S. government obligations	—	—	—	565	3	2.11
Obligations of state and political subdivisions*	2,266	17	2.98	2,308	18	3.09
Other debt and equity securities	503,451	3,316	2.61	514,462	3,010	2.32
Federal Home Loan Bank, Federal Reserve Bank and other stock	29,401	493	6.65	28,368	435	6.08
Total interest-earning deposits, investments and other interest-earning assets	592,177	4,313	2.89	595,179	3,718	2.48
Commercial, financial, and agricultural loans	1,004,940	14,460	5.71	977,549	11,996	4.87
Paycheck Protection Program loans	2,181	11	2.00	3,754	40	4.23
Real estate—commercial and construction loans	3,223,822	39,459	4.86	3,105,821	34,100	4.36
Real estate—residential loans	1,335,220	14,340	4.26	1,256,509	12,492	3.94
Loans to individuals	26,772	401	5.94	27,197	381	5.56
Municipal loans and leases*	233,684	2,433	4.13	235,433	2,432	4.10
Lease financings	152,962	2,416	6.27	145,856	2,195	5.97
Gross loans and leases	5,979,581	73,520	4.88	5,752,119	63,636	4.39
Total interest-earning assets	6,571,758	77,833	4.70	6,347,298	67,354	4.21
Cash and due from banks	56,428			62,930
Allowance for credit losses, loans and leases	(75,390)			(72,355)
Premises and equipment, net	50,803			50,476
Operating lease right-of-use assets	30,413			30,740
Other assets	385,369			378,377
Total assets	$7,019,381			$6,797,466
Liabilities:
Interest-bearing checking deposits	$924,012	$2,746	1.18%	$881,395	$1,251	0.56%
Money market savings	1,365,502	7,670	2.23	1,246,795	3,709	1.18
Regular savings	1,045,261	492	0.19	1,086,191	302	0.11
Time deposits	433,010	1,586	1.45	416,539	1,189	1.13
Total time and interest-bearing deposits	3,767,785	12,494	1.32	3,630,920	6,451	0.70
Short-term borrowings	101,126	852	3.34	104,453	524	1.99
Long-term debt	95,000	324	1.35	95,000	324	1.35
Subordinated notes	124,250	1,815	5.80	99,065	1,328	5.32
Total borrowings	320,376	2,991	3.70	298,518	2,176	2.89
Total interest-bearing liabilities	4,088,161	15,485	1.50	3,929,438	8,627	0.87
Noninterest-bearing deposits	2,070,038			2,014,371
Operating lease liabilities	33,492			33,786
Accrued expenses and other liabilities	60,498			46,772
Total liabilities	6,252,189			6,024,367
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	300,121			299,135
Retained earnings and other equity	309,287			316,180
Total shareholders' equity	767,192			773,099
Total liabilities and shareholders' equity	$7,019,381			$6,797,466
Net interest income		$62,348			$58,727
Net interest spread			3.20			3.34
Effect of net interest-free funding sources			0.56			0.33
Net interest margin			3.76%			3.67%
Ratio of average interest-earning assets to average interest-bearing liabilities	160.75	%		161.53	%

*Obligations of states and political subdivisions and municipal loans and leases are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustment.
Net interest income includes net deferred costs of $(516) thousand and $(498) thousand for the three months ended December 31, 2022 and September 30, 2022.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended December 31, 2022 and September 30, 2022 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended December 31,
Tax Equivalent Basis	2022			2021
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$57,059	$487	3.39%	$914,287	$370	0.16%
U.S. government obligations	—	—	—	6,999	37	2.10
Obligations of state and political subdivisions*	2,266	17	2.98	2,334	19	3.23
Other debt and equity securities	503,451	3,316	2.61	460,255	1,845	1.59
Federal Home Loan Bank, Federal Reserve Bank and other stock	29,401	493	6.65	28,402	375	5.24
Total interest-earning deposits, investments and other interest-earning assets	592,177	4,313	2.89	1,412,277	2,646	0.74
Commercial, financial, and agricultural loans	1,004,940	14,460	5.71	869,471	7,022	3.20
Paycheck Protection Program loans	2,181	11	2.00	53,745	1,568	11.57
Real estate—commercial and construction loans	3,223,822	39,459	4.86	2,826,720	26,669	3.74
Real estate—residential loans	1,335,220	14,340	4.26	1,107,911	10,165	3.64
Loans to individuals	26,772	401	5.94	26,462	249	3.73
Municipal loans and leases*	233,684	2,433	4.13	245,038	2,515	4.07
Lease financings	152,962	2,416	6.27	125,932	1,951	6.15
Gross loans and leases	5,979,581	73,520	4.88	5,255,279	50,139	3.79
Total interest-earning assets	6,571,758	77,833	4.70	6,667,556	52,785	3.14
Cash and due from banks	56,428			54,958
Allowance for credit losses, loans and leases	(75,390)			(71,020)
Premises and equipment, net	50,803			56,087
Operating lease right-of-use assets	30,413			31,048
Other assets	385,369			349,660
Total assets	$7,019,381			$7,088,289
Liabilities:
Interest-bearing checking deposits	$924,012	$2,746	1.18%	$939,478	$493	0.21%
Money market savings	1,365,502	7,670	2.23	1,616,890	968	0.24
Regular savings	1,045,261	492	0.19	997,814	253	0.10
Time deposits	433,010	1,586	1.45	487,434	1,370	1.12
Total time and interest-bearing deposits	3,767,785	12,494	1.32	4,041,616	3,084	0.30
Short-term borrowings	101,126	852	3.34	14,144	1	0.03
Long-term debt	95,000	324	1.35	95,000	325	1.36
Subordinated notes	124,250	1,815	5.80	98,833	1,327	5.33
Total borrowings	320,376	2,991	3.70	207,977	1,653	3.15
Total interest-bearing liabilities	4,088,161	15,485	1.50	4,249,593	4,737	0.44
Noninterest-bearing deposits	2,070,038			2,000,182
Operating lease liabilities	33,492			34,114
Accrued expenses and other liabilities	60,498			42,066
Total liabilities	6,252,189			6,325,955
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	300,121			298,508
Retained earnings and other equity	309,287			306,042
Total shareholders' equity	767,192			762,334
Total liabilities and shareholders' equity	$7,019,381			$7,088,289
Net interest income		$62,348			$48,048
Net interest spread			3.20			2.70
Effect of net interest-free funding sources			0.56			0.16
Net interest margin			3.76%			2.86%
Ratio of average interest-earning assets to average interest-bearing liabilities	160.75	%		156.90	%

*Obligations of states and political subdivisions and municipal loans and leases are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Net interest income includes net deferred (costs) fees of $(516) thousand and $707 thousand for the three months ended December 31, 2022 and 2021, respectively.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended December 31, 2022 and 2021 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Twelve Months Ended December 31,
Tax Equivalent Basis	2022			2021
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$325,875	$1,920	0.59%	$476,351	$661	0.14%
U.S. government obligations	1,929	40	2.07	6,999	144	2.06
Obligations of state and political subdivisions*	2,302	71	3.08	5,702	206	3.61
Other debt and equity securities	510,961	11,392	2.23	393,762	5,992	1.52
Federal Home Loan Bank, Federal Reserve Bank and other stock	27,784	1,627	5.86	26,844	1,417	5.28
Total interest-earning deposits, investments and other interest-earning assets	868,851	15,050	1.73	909,658	8,420	0.93
Commercial, financial, and agricultural loans	955,816	43,064	4.51	840,133	28,142	3.35
Paycheck Protection Program loans	7,939	797	10.04	281,484	15,032	5.34
Real estate—commercial and construction loans	3,060,689	127,906	4.18	2,734,259	101,692	3.72
Real estate—residential loans	1,219,275	47,472	3.89	1,077,952	40,045	3.71
Loans to individuals	26,642	1,325	4.97	26,062	1,018	3.91
Municipal loans and leases*	236,858	9,703	4.10	247,396	10,147	4.10
Lease financings	144,046	8,791	6.10	115,189	7,363	6.39
Gross loans and leases	5,651,265	239,058	4.23	5,322,475	203,439	3.82
Total interest-earning assets	6,520,116	254,108	3.90	6,232,133	211,859	3.40
Cash and due from banks	57,196			55,724
Allowance for credit losses, loans and leases	(72,069)			(74,943)
Premises and equipment, net	51,362			55,875
Operating lease right-of-use assets	30,443			32,758
Other assets	369,244			353,896
Total assets	$6,956,292			$6,655,443
Liabilities:
Interest-bearing checking deposits	$884,656	$5,010	0.57%	$850,713	$2,007	0.24%
Money market savings	1,389,226	13,835	1.00	1,366,762	3,574	0.26
Regular savings	1,056,019	1,269	0.12	983,752	1,114	0.11
Time deposits	443,845	5,308	1.20	498,638	6,178	1.24
Total time and interest-bearing deposits	3,773,746	25,422	0.67	3,699,865	12,873	0.35
Short-term borrowings	60,468	1,389	2.30	16,552	8	0.05
Long-term debt	95,000	1,287	1.35	96,562	1,318	1.36
Subordinated notes	105,356	5,798	5.50	137,896	7,149	5.18
Total borrowings	260,824	8,474	3.25	251,010	8,475	3.38
Total interest-bearing liabilities	4,034,570	33,896	0.84	3,950,875	21,348	0.54
Noninterest-bearing deposits	2,068,086			1,891,330
Operating lease liabilities	33,508			36,001
Accrued expenses and other liabilities	48,629			42,781
Total liabilities	6,184,793			5,920,987
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	299,121			297,189
Retained earnings and other equity	314,594			279,483
Total shareholders' equity	771,499			734,456
Total liabilities and shareholders' equity	$6,956,292			$6,655,443
Net interest income		$220,212			$190,511
Net interest spread			3.06			2.86
Effect of net interest-free funding sources			0.32			0.20
Net interest margin			3.38%			3.06%
Ratio of average interest-earning assets to average interest-bearing liabilities	161.61	%		157.74	%

*Obligations of states and political subdivisions and municipal loans and leases are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Net interest income includes net deferred (costs) fees of $(1.8) million and $8.7 million for the twelve months ended December 31, 2022 and 2021, respectively.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the twelve months ended December 31, 2022 and 2021 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Loan Portfolio Overview (Unaudited)
December 31, 2022

(Dollars in thousands)
Industry Description	Total Outstanding Balance (excl PPP)	% of Commercial Loan Portfolio
CRE - Retail	$440,112	8.8%
Animal Production	340,877	6.9
CRE - Office	292,740	5.9
CRE - Multi-family	277,157	5.6
CRE - 1-4 Family Residential Investment	266,423	5.3
Hotels & Motels (Accommodation)	191,735	3.9
CRE - Industrial / Warehouse	174,357	3.5
Nursing and Residential Care Facilities	169,443	3.4
Education	163,310	3.3
Specialty Trade Contractors	153,422	3.1
Homebuilding (tract developers, remodelers)	149,935	3.0
Merchant Wholesalers, Durable Goods	136,707	2.7
Motor Vehicle and Parts Dealers	122,291	2.5
Credit Intermediation and Other Related Activities	114,124	2.3
CRE - Mixed-Use - Residential	109,812	2.2
Crop Production	91,597	1.8
Administrative and Support Services	79,600	1.6
CRE - Mixed-Use - Commercial	77,790	1.6
Religious Organizations, Advocacy Groups	74,980	1.5
Wood Product Manufacturing	74,913	1.5
Rental and Leasing Services	74,158	1.5
Food Manufacturing	73,755	1.5
Food Services and Drinking Places	68,056	1.4
Merchant Wholesalers, Nondurable Goods	63,539	1.3
Personal and Laundry Services	59,796	1.2
Repair and Maintenance	56,870	1.1
Fabricated Metal Product Manufacturing	55,546	1.1
Miniwarehouse / Self-Storage	55,543	1.1
Amusement, Gambling, and Recreation Industries	55,248	1.1
Private Equity & Special Purpose Entities	53,818	1.1
Truck Transportation	50,182	1.0
Industries with >$50 million in outstandings	$4,167,836	83.8%
Industries with <$50 million in outstandings	$806,965	16.2%
Total Commercial Loans	$4,974,801	100.0%

Consumer Loans and Lease Financings	Total Outstanding Balance
Real Estate-Residential Secured for Personal Purpose	$730,395
Real Estate-Home Equity Secured for Personal Purpose	176,699
Loans to Individuals	27,873
Lease Financings	211,315
Total Consumer Loans and Lease Financings	$1,146,282

Total	$6,121,083

Univest Financial Corporation
Non-GAAP Reconciliation
December 31, 2022

Management uses non-GAAP measures in its analysis of the Corporation's performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of the non-GAAP financial measures, which exclude the impact of the specified items, provides useful supplemental information that is essential to a proper understanding of the financial results of the Corporation. See the table below for additional information on non-GAAP measures used throughout this earnings release.

	As of or for the three months ended,					As of or for the twelve months ended,
(Dollars in thousands)	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	12/31/2022	12/31/2021
Restructuring charges (a)	$184	$—	$—	$—	$—	$184	$—
Tax effect of restructuring charges	(39)	—	—	—	—	(39)	—
Restructuring charges, net of tax	$145	$—	$—	$—	$—	$145	$—

Net income	$23,836	$20,801	$13,166	$20,317	$17,412	$78,120	$91,801
Amortization of intangibles, net of tax	238	244	270	269	211	1,021	773
Net income before amortization of intangibles	$24,074	$21,045	$13,436	$20,586	$17,623	$79,141	$92,574

Shareholders' equity	$776,500	$754,187	$763,925	$773,855	$773,794	$776,500	$773,794
Goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Other intangibles (b)	(3,251)	(3,485)	(3,678)	(3,936)	(4,210)	(3,251)	(4,210)
Tangible common equity	$597,739	$575,192	$584,737	$594,409	$594,074	$597,739	$594,074

Total assets	$7,222,016	$6,907,397	$6,700,813	$7,107,740	$7,122,421	$7,222,016	$7,122,421
Goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Other intangibles (b)	(3,251)	(3,485)	(3,678)	(3,936)	(4,210)	(3,251)	(4,210)
Tangible assets	$7,043,255	$6,728,402	$6,521,625	$6,928,294	$6,942,701	$7,043,255	$6,942,701

Average shareholders' equity	$767,192	$773,099	$771,410	$774,358	$762,334	$771,499	$734,456
Average goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(173,553)	(175,510)	(172,810)
Average other intangibles (b)	(3,355)	(3,550)	(3,791)	(4,090)	(2,696)	(3,694)	(2,338)
Average tangible common equity	$588,327	$594,039	$592,109	$594,758	$586,085	$592,295	$559,308

Loans and leases held for investment, gross	$6,123,230	$5,849,259	$5,661,777	$5,400,786	$5,310,017	$6,123,230	$5,310,017
Paycheck Protection Program ("PPP") loans	(2,147)	(2,207)	(5,358)	(10,298)	(31,748)	(2,147)	(31,748)
Gross loans and leases, excluding PPP loans	$6,121,083	$5,847,052	$5,656,419	$5,390,488	$5,278,269	$6,121,083	$5,278,269

(a) Associated with the consolidation of two financial centers
(b) Amount does not include mortgage servicing rights